                                                                      EXHIBIT 11

                  FOXMEYER HEALTH CORPORATION AND SUBSIDIARIES
               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                     (In thousands, except per share data)

-----------------------------------------------------------------------------------------------------------
                                                                                   For the three months
                                                                                          ended
                                                                                       December 31,
                                                                                ---------------------------

                                                                                   1995            1994
-----------------------------------------------------------------------------------------------------------
 PRIMARY
 INCOME (LOSS) FROM CONTINUING OPERATIONS
    Income (loss) from continuing operations                                    $(40,222)       $15,215
    Deduct dividends on preferred shares                                           5,494          4,726
                                                                                --------        -------
    Income (loss) from continuing operations applicable to stockholders         $(45,716)       $10,489
                                                                                ========        =======

 LOSS FROM DISCONTINUED OPERATIONS
    Loss from discontinued operations                                           $      -        $  (515)
                                                                                ========        =======

 SHARES
    Weighted average number of common shares outstanding                          17,561         16,615
                                                                                ========        =======
    Income (loss) from continuing operations                                    $  (2.60)       $  0.63
    Loss from discontinued operations                                                  -          (0.03)
                                                                                --------        -------
    Net income (loss)                                                           $  (2.60)       $  0.60
                                                                                ========        =======

 ASSUMING FULL DILUTION
 INCOME (LOSS) FROM CONTINUING OPERATIONS
    Income (loss) from continuing operations                                    $(40,222)       $15,215
    Dividends on non-convertible preferred shares                                  4,449          3,571
    Dividends on convertible preferred shares (conversion of preferred
    shares would be anti-dilutive)                                                 1,045          1,155
                                                                                --------        -------
    Income (loss) from continuing operations applicable to common
    stockholders                                                                $(45,716)       $10,489
                                                                                ========        =======
 LOSS FROM DISCONTINUED OPERATIONS
    Loss from discontinued operations                                           $      -        $  (515)
                                                                                --------        -------
 SHARES
    Weighted average number of common shares outstanding                          17,561         16,615
    Conversion of preferred stock (anti-dilutive)                                      -              -
    Additional dilutive effect of outstanding options (as determined
       by the treasury stock method)                                                  92              1
    Assuming conversion of National Steel Corporation 4 5/8%
          convertible debentures                                                       -              -
                                                                                --------        -------
    Weighted average number of common shares outstanding as adjusted              17,653         16,616
                                                                                ========        =======
    Income (loss) from continuing operations                                    $  (2.59)       $  0.63
    Loss from discontinued operations                                                  -          (0.03)
                                                                                --------        -------
    Net income (loss)**                                                         $  (2.59)       $  0.60
                                                                                ========        =======

-----------------------------------------------------------------------------------------------------------

                                                                                For the nine months ended
                                                                                       December 31,
                                                                              -----------------------------
                                                                                1995            1994
 PRIMARY
 INCOME (LOSS) FROM CONTINUING OPERATIONS
    Income (loss) from continuing operations                                  $(24,583)       $27,412
    Deduct dividends on preferred shares                                        16,099         14,221
                                                                              --------        -------
    Income (loss) from continuing operations applicable to stockholders       $(40,682)       $13,191
                                                                              ========        =======
 LOSS FROM DISCONTINUED OPERATIONS
    Loss from discontinued operations                                         $ (1,317)       $  (814)
                                                                              ========        =======
 SHARES
    Weighted average number of common shares outstanding                        17,160         14,187
                                                                              ========        =======
    Income (loss) from continuing operations                                  $  (2.37)       $  0.93
    Loss from discontinued operations                                            (0.08)         (0.06)
                                                                              --------        -------
    Net income (loss)                                                         $  (2.45)       $  0.87
                                                                              ========        =======


 ASSUMING FULL DILUTION
 INCOME (LOSS) FROM CONTINUING OPERATIONS
    Income (loss) from continuing operations                                  $(24,583)       $27,412
    Dividends on non-convertible preferred shares                               12,964         10,756
    Dividends on convertible preferred shares (conversion of preferred
      shares would be anti-dilutive)                                             3,135          3,465
                                                                              --------        -------
    Income (loss) from continuing operations applicable to common
      stockholders                                                            $(40,682)       $13,191
                                                                              ========        =======

 LOSS FROM DISCONTINUED OPERATIONS
    Loss from discontinued operations                                         $ (1,317)       $  (814)
                                                                              ========        =======

 SHARES
    Weighted average number of common shares outstanding                        17,160         14,187
    Conversion of preferred stock (anti-dilutive)                                    -              -
    Additional dilutive effect of outstanding options (as determined
      by the treasury stock method)                                                459              3
    Assuming conversion of National Steel Corporation 4 5/8%
      convertible debentures                                                         -             13
                                                                              --------        -------
    Weighted average number of common shares outstanding as adjusted            17,619         14,203

                                                                              ========        =======
    Income (loss) from continuing operations                                  $  (2.31)       $  0.93
    Loss from discontinued operations                                            (0.07)         (0.06)
                                                                              --------        -------
    Net income (loss)**                                                       $  (2.38)       $  0.87
                                                                              ========        =======

** This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.